FLORIDA PROGRESS CORPORATION
One Progress Plaza
St. Petersburg, Florida 33701
Fax: (813) 824-6401

INVESTOR INFORMATION
Analysts' Contacts:
Richard R. Champion, Director, Investor Relations  (813) 824-6428
Mark A. Myers, Manager, Investor Communications  (813) 824-6422


                                        October 20, 1994



Florida Progress reports lower third-quarter 1994 earnings

Florida Progress, parent of St. Petersburg-based Florida Power Corporation, today reported third-quarter earnings of $75.1 million, or 80 cents per share, compared with $82 million, or 93 cents a share, earned during the same period a year ago. Revenues for the quarter ended September 30, 1994, totaled $745 million, compared with $768.9 million for the third quarter of 1993.

Third-quarter earnings were affected by:

        --  Lower electricity sales at Florida Power.

        --  A one-time charge that resulted from eliminating about
            300 jobs.

        -- Another one-time charge from withdrawing as an equity partner in a gas pipeline project.

Florida Power, the largest subsidiary of Florida Progress, earned $69.4 million, or 74 cents per share, on revenues of $586.5 million in this year's third quarter, compared with earnings of $81.5 million, or 92 cents a share, on revenues of $609 million for the same period a year ago.

Lower retail kilowatt-hour sales during this year's third quarter contributed to the reduced earnings at Florida Power. Also reducing utility results were two one-time charges against earnings -- one for work force reduction costs and another because of a decision to withdraw as an equity partner in a gas pipeline project.

During the third quarter, frequent afternoon thunderstorms lowered normally high temperatures across Florida Power's 32-county service territory. This reduced electricity demand and customer usage from July to September, compared with a year ago, when Florida Power customers used record amounts of power. Six times last summer, the utility set system demand peaks.

In this year's third quarter, retail energy sales declined 3.7 percent, compared with the same period in 1993. Florida Power's average residential customer used

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Florida Progress Corporation
Investor Information - Florida Progress reports lower third-quarter 1994 earnings


6.5 percent less electricity in the third quarter of 1994 than during the same three-month period last year. Partly offsetting the decline in third-quarter sales was customer growth of about 2 percent during the past year.

Earlier this month, Florida Power announced that about 300 jobs would be eliminated by the end of the year as part of its continuing efforts to reduce costs. Expenses associated with these work force reductions resulted in an after-tax charge against third-quarter earnings of $4.4 million, or 5 cents per share. Later this year, Florida Power will recognize a pension plan gain related to these work force reductions, which will increase fourth-quarter earnings by approximately $2.5 million.

In addition, last month's decision to withdraw as an equity partner from the proposed 715-mile SunShine gas pipeline project reduced Florida Power's after-tax earnings in the third quarter by $3.9 million, or 4 cents a share.

Earnings from Florida Progress' diversified operations for the quarter ended September 30, 1994, were $5.7 million, or 6 cents per share, compared with $500,000, or 1 cent a share, earned during last year's third quarter.

Electric Fuels Corporation, the company's coal mining and transportation subsidiary, posted higher operating results during this year's third quarter over the same three-month period in 1993. Diversified earnings also were improved this year because, a year ago, Florida Progress recognized a $1 million after-tax loss on the sale of four apartment complexes.

During last year's third quarter, a one-percent increase in the federal corporate income tax rate went into effect, retroactive to January 1, 1993. The increase in the tax rate -- and its impact on accounting for long-term leveraged leases -- lowered Florida Progress' consolidated earnings related to the first six months of 1993 by $4.5 million. The retroactive tax rate change reduced third-quarter 1993 diversified earnings by $3.4 million, mostly related to a one-time deferred tax adjustment. At Florida Power, the rate change added $1.1 million in tax expense in the third quarter related to income earned during the first six months of 1993.

NINE-MONTH SUMMARY OF OPERATING RESULTS

For the nine months ended September 30, 1994, consolidated earnings from Florida Progress' operations were $163.8 million, or $1.79 per share, on revenues of $2.056 billion, compared with earnings of $159.4 million, or $1.81 a share, on revenues of $1.816 billion from a year ago.

Florida Power's earnings for the first nine months of this year were $148.8 million, or $1.62 per share, on revenues of $1.587 billion. During the same nine-month

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Florida Progress Corporation
Investor Information - Florida Progress reports lower third-quarter 1994 earnings period in 1993, utility earnings were $152.1 million, or $1.73 a share, on revenues of $1.478 billion.

Higher energy sales at Florida Power this year were offset by increased costs for an early retirement program and work force reductions, as well as a write-off related to the utility withdrawing as an equity partner from a gas pipeline project.

In early 1994, the utility recognized after-tax expenses of $9.5 million, or 11 cents a share, to cover costs associated with its early retirement program. Expenses associated with eliminating an additional 300 jobs by the end of this year resulted in an after-tax charge of $4.4 million, or 5 cents a share, in this year's third quarter.

Florida Power's decision to withdraw as an equity partner from the proposed SunShine gas pipeline project reduced 1994 after-tax earnings by $3.9 million, or 4 cents a share. Additional depreciation expenses also lowered Florida Power's 1994 earnings by $10.5 million.

Year-to-date earnings from Florida Progress' diversified operations were $15 million, or 17 cents per share, compared with $6.5 million, or 7 cents a share, for the first nine months of 1993. Electric Fuels has continued to post a significant earnings increase in 1994 due to an acquisition it made last year. Also, diversified earnings are up during the first nine months of this year because, a year ago, the change in the federal corporate income tax rate reduced nine-month results by $3.3 million.

Florida Progress (NYSE: FPC) is a diversified utility holding company with assets of $5.7 billion. Its principal subsidiary is Florida Power Corporation, the state's second-largest electric utility with more than 1.2 million customers. Diversified operations include coal mining and transportation, life insurance, real estate, and lending and leasing.

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

                Florida Progress Corporation                                    Page 4
                                         Selected Financial Information (Unaudited)
                                         (In millions)


                                  Three Months Ended           Nine Months Ended            Twelve Months Ended
                               September 30     Percent     September 30     Percent     September 30       Percent
                                 1994     1993  Change        1994     1993  Change         1994      1993  Change
                                 -------- ------  ------      --------  ------ -------     -------    ------  --------
Revenues:
  Electric utility             $586.5   $609.0     (3.7)  $1,587.0 $1,477.9      7.4    $2,066.7  $1,885.6      9.6
  Diversified                   158.5    159.9     (0.9)     468.8    337.6     38.9       622.6     423.4     47.0
                             ---------------------------- ---------------------------- -----------------------------
    Total revenues              745.0    768.9     (3.1)   2,055.8  1,815.5     13.2     2,689.3   2,309.0     16.5
                             ---------------------------- ---------------------------- -----------------------------
Expenses:
  Electric utility:
    Fuel and purchased power    207.5    217.8     (4.7)     543.4    492.9     10.2       709.0     625.5     13.3
    Other operation and
      maintenance               126.6    128.2     (1.2)     398.4    370.8      7.4       542.4     483.6     12.2
    Depreciation and other
      taxes                     108.7    105.4      3.1      319.1    294.5      8.4       417.4     374.4     11.5
                             ---------------------------- ---------------------------- -----------------------------
      Total utility expenses    442.8    451.4     (1.9)   1,260.9  1,158.2      8.9     1,668.8   1,483.5     12.5
  Diversified                   148.3    145.3      2.1      430.7    300.8     43.2       570.2     377.4     51.1
                             ---------------------------- ---------------------------- -----------------------------
      Total expenses            591.1    596.7     (0.9)   1,691.6  1,459.0     15.9     2,239.0   1,860.9     20.3
                             ---------------------------- ---------------------------- -----------------------------
Income from operations          153.9    172.2    (10.6)     364.2    356.5      2.2       450.3     448.1      0.5
Interest expense and other       41.6     35.0     18.9      115.1    103.4     11.3       148.1     145.0      2.1
                             ---------------------------- ---------------------------- -----------------------------
Income before income taxes      112.3    137.2    (18.1)     249.1    253.1     (1.6)      302.2     303.1     (0.3)
Income taxes                     37.2     55.2    (32.6)      85.3     94.5     (9.7)      101.2     108.4     (6.6)
                             ---------------------------- ---------------------------- -----------------------------
Income before cumulative
  effect of accounting change    75.1     82.0     (8.4)     163.8    158.6      3.3       201.0     194.7      3.2
Cumulative effect of change in
  accounting for income taxes     -        -        -          -       $0.8      -           -        $0.8      -
                             ---------------------------- ---------------------------- -----------------------------
Net Income                      $75.1    $82.0     (8.4)    $163.8   $159.4      2.8      $201.0    $195.5      2.8
                             ============================ ============================ =============================

/TABLE

                                               Florida Progress Corporation                          Page 5
                                        Selected Financial Information (Unaudited)

                                  Three Months Ended Percent  Nine Months Ended   Percent  Twelve Months Ended Percent
                                       September 30 Positive       September 30  Positive       September 30  Positive
                                      1994     1993 (Negative)    1994      1993 (Negative)     1994     1993 (Negative
                                  -------- -------- --------  -------- --------- --------  --------- -------- --------
Earnings Per Share:
 Florida Power Corporation           $0.74    $0.92    (19.6)    $1.62     $1.73     (6.4)     $1.96    $2.14     (8.4)
                                  -------- --------           -------- --------            --------- --------
 Electric Fuels Corporation           0.07     0.05     40.0      0.16      0.11     45.5       0.22     0.15     46.7
 Mid-Continent Life Insurance Co.     0.01     0.02    (50.0)     0.06      0.07    (14.3)      0.08     0.10    (20.0)
 Progress Credit Corporation
   Lending and Leasing                -       (0.02)    -         0.02      -        -          0.04     0.01    300.0
   Real estate                       (0.02)   (0.03)    33.3     (0.05)    (0.07)    28.6      (0.05)   (0.18)    72.2
 Corporate and other                  -       (0.01)    -        (0.02)    (0.04)    50.0      (0.04)   (0.01)  (300.0)
                                  -------- --------           -------- --------            --------- --------
 Diversified (before SFAS 109)        0.06     0.01    500.0      0.17      0.07    142.9       0.25     0.07    257.1
                                  -------- --------           -------- --------            --------- --------
 Before accounting change             0.80     0.93    (14.0)     1.79      1.80     (0.6)      2.21     2.21     -
 Change in accounting                 -        -        -         -         0.01     -          -        0.01     -
                                  -------- --------           -------- --------            --------- --------
 Total                               $0.80    $0.93    (14.0)    $1.79     $1.81     (1.1)     $2.21    $2.22     (0.5)
                                  ======== ========           ======== ========            ========= ========



Avg. shares outstanding (millions)    93.9     88.6      6.0      91.6      88.1      4.0       91.0     87.9      3.5
Dividends per share                 $0.495   $0.485      2.1    $1.485    $1.455      2.1     $1.980   $1.940      2.1

Book value per share:
  Florida Power Corporation                                                                   $17.59   $17.11      2.8
  Consolidated                                                                                $20.96   $20.42      2.6


                                                                                     September 30
                                       September 30                             1994              1993
                                      1994     1993                      Amount   Percent    Amount   Percent
                                  -------- --------                    --------- --------  --------- --------
Equity investments (percent):                       Capitalization (in millions):
 Florida Power Corporation              84       84     Common stock    $1,973.3     48.5   $1,813.9     45.5
 Electric Fuels Corporation              8        8     Preferred stock    148.5      3.6      183.5      4.6
 Mid-Continent Life Insurance Co.        4        4     Long-term debt   1,867.9     45.9    1,838.1     46.2
 Progress Credit Corporation             4        4     Short-term
                                  -------- --------       capital           79.3      2.0      147.1      3.7
   Total                               100      100                    --------- --------  --------- --------
                                  ======== ========       Total         $4,069.0    100.0   $3,982.6    100.0
                                                                       ========= ========  ========= ========


                                                     Florida Power Corporation
                                               Selected Statistical Data (Unaudited)                        Page 6
                                            (In millions, except billing degree days)

                          Three Months Ended            Nine Months Ended             Twelve Months Ended
                               September 30  Percent         September 30  Percent         September 30    Percent
                            1994     1993    Change       1994     1993    Change        1994      1993     Change
                          -------- -------- --------    -------- -------- --------     --------  --------  --------
Revenues:
  Residential               $336.6   $346.0     (2.7)     $876.9   $796.8     10.1     $1,138.8  $1,017.4      11.9
  Commercial                 133.4    136.8     (2.5)      358.6    341.2      5.1        475.3     444.4       7.0
  Industrial                  44.5     43.1      3.2       128.2    120.9      6.0        169.2     156.5       8.1
  Other retail sales          28.6     28.4      0.7        79.2     72.7      8.9        106.2      97.4       9.0
                          -------- --------             -------- --------              --------  --------
                             543.1    554.3     (2.0)    1,442.9  1,331.6      8.4      1,889.5   1,715.7      10.1
  Sales for resale            38.7     37.0      4.6        96.2     87.4     10.1        131.1     112.4      16.6
                          -------- --------             -------- --------              --------  --------
                             581.8    591.3     (1.6)    1,539.1  1,419.0      8.5      2,020.6   1,828.1      10.5
  Other electric revenues      7.3     17.7    (58.8)       45.0     60.5    (25.6)        50.6      60.0     (15.7)
  Deferred fuel               (2.6)       --       --        2.9     (1.6)       --        (4.5)     (2.5)       --
                          -------- --------             -------- --------              --------  --------
      Total                 $586.5   $609.0     (3.7)   $1,587.0 $1,477.9      7.4     $2,066.7  $1,885.6       9.6
                          ======== ========             ======== ========              ========  ========

Kilowatt-hour sales billed:
  Residential              4,207.2  4,414.4     (4.7)   10,772.6 10,176.3      5.9     13,968.9  13,173.8       6.0
  Commercial               2,335.9  2,342.6     (0.3)    6,184.6  5,889.6      5.0      8,179.8   7,775.7       5.2
  Industrial                 933.7    873.9      6.8     2,692.9  2,534.2      6.3      3,539.5   3,340.2       6.0
  Other retail sales         537.4    526.3      2.1     1,468.5  1,390.8      5.6      1,967.8   1,862.9       5.6
                          -------- --------             -------- --------              --------  --------
                           8,014.2  8,157.2     (1.8)   21,118.6 19,990.9      5.6     27,656.0  26,152.6       5.7
  Sales for resale           781.0    670.3     16.5     1,721.8  1,437.5     19.8      2,403.8   1,956.3      22.9
                          -------- --------             -------- --------              --------  --------
      Total electric sales 8,795.2  8,827.5     (0.4)   22,840.4 21,428.4      6.6     30,059.8  28,108.9       6.9
                          ======== ========             ======== ========              ========  ========

System Requirements (KWH)    8,934    9,413     (5.1)     24,101   23,239      3.7       31,132    29,705       4.8

Retail KWH Sales
  (Billed & Unbilled)        7,835    8,139     (3.7)     21,218   20,448      3.8       27,544    26,260       4.9

Billing Degree Days:
  Cooling                    2,024    2,365    (14.4)      2,790    2,758      1.2        3,418     3,388       0.9
  Heating                        --       --       --        483      397     21.7          594       521      14.0


Note: Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales only include billed kilowatt-hour sales. The statistic for system requirements is based on total system generation, so it includes billed and unbilled sales. Since system requirements include billed and unbilled kilowatt-hour sales, it is a better measure of total sales growth.